UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

October 31, 2013

____________________________

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388 (Commission File Number)		45-2808694 (IRS Employer Identification No.)
2375 Wardlow Road Corona, CA 92882 (Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2013, the Registrant’s board of directors, pursuant to authority granted under the Registrant’s Bylaws, elected Gary Freeman to fill one of the vacant seats on the Registrant’s board of directors. Mr. Freeman was designated as a director by the holders of a majority of the outstanding shares held by purchasers of the Registrant’s 3.0% Senior Secured Convertible Notes issued on June 26, 2013 (the “Notes”), in accordance with the terms of that certain Voting Agreement entered into on June 26, 2013, among Steve Saleen and the purchasers of the Notes.

Mr. Freeman, age 45, is currently a Partner in Beach, Freeman, Lim & Cleland’s Audit and Accounting services division. In conjunction with various consulting engagements, Mr. Freeman has assumed interim senior level management roles at numerous public and private companies during his career, including Co-President and Chief Financial Officer of Trestle Holdings, Inc., Chief Financial Officer of Silvergraph International and Chief Financial Officer of Galorath Incorporated. Mr. Freeman currently serves as a member of the board of directors of AtheroNova Inc. (AHRO) and Vantage Associates Inc., and has served as a member of the board of directors of Blue Holdings, Inc., Trestle Holdings, Inc. and GVI Security Solutions. Mr. Freeman’s previous experience includes ten years with BDO Seidman, LLP, including two years as an Audit Partner. Mr. Freeman brings to the Registrant’s board of directors his extensive experience in accounting and financial matters for public companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: November 4, 2013

By: ____/s/ Steve Saleen______________

Steve Saleen

President